Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-127884, 333-120674, 333-101753, 333-60532, 333-54968, 333-39112, 333-79577, 333-56883 and 333-20883) pertaining to the Accelrys, Inc. Amended and Restated 2004 Stock Incentive Plan, Accelrys, Inc. 2005 Employee Stock Purchase Plan, Accelrys, Inc. 2004 New-Hire Equity Incentive Plan, Pharmacopeia, Inc.1994 Incentive Stock Plan, Pharmacopeia, Inc. Employee Stock Purchase Plan, Pharmacopeia, Inc. 2000 Stock Option Plan and 1995 Director Option Plan and in the Registration Statements on Form S-3 (No.’s 333-119752 and 333-34478) and the related prospectus of Accelrys, Inc. and Pharmacopeia, Inc. of our reports dated May 29, 2008, with respect to the consolidated financial statements and schedule of Accelrys, Inc., and the effectiveness of internal control over financial reporting of Accelrys, Inc., included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

/s/ ERNST & YOUNG LLP

San Diego, California

May 29, 2008